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                                                                    EXHIBIT 99.1
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                                                                   Press Release
McLeodUSA Unveils Data Strategy Designed to
Enhance Product Package and Provide High-Speed Digital Access

Cedar Rapids, Iowa April 14, 1999 McLeodUSA Incorporated (NASDAQ/NMS:MCLD), a leading Integrated Communications Provider (ICP) in Midwest and Rocky Mountain states, today announced plans to offer high-speed digital access and data services to current and future McLeodUSA customers. Beginning in the second half of this year and continuing into 2000, many of the nearly 200,000 local line customers of McLeodUSA, along with many new customers, will be able to receive upgraded local service. The upgrades will range from basic dial tone transmitted digitally, to high-speed data connections for Intranet and Internet applications. Commercial network connectivity for Local Area, Metropolitan Area and Wide Area (LAN, MAN, WAN) Networks will also be added to the McLeodUSA integrated offering. As Midwestern cities in our markets are brought on line under this new plan, local line signals will be clearer, and data transmissions will be ten to twenty times faster than with existing dial-up services.

"McLeodUSA has long been recognized as a premier provider of integrated communication services," said Steve Gray, President and COO. "The data strategy we are announcing today enhances our integrated product package exponentially. As our nearly 1,500 sales, service and field operations professionals continue to build relationships with McLeodUSA customers and prospects, they will be able to offer advanced data transmission alternatives to keep our market share growing and reinforce our already industry-leading customer retention rate." McLeodUSA plans to roll out its enhanced product offerings in additional markets on a city-by-city basis beginning immediately.

Concurrent with this announcement, McLeodUSA reports the addition of five states to its target marketplace. Gray: "Idaho, Montana, Nebraska, and Utah have been identified as our expansion states for some time. Now we're ready to initiate the regulatory and infrastructure requirements to begin building market share in those four states as well as Kansas, a new state for McLeodUSA. That brings our target marketplace to 16 Midwest and Rocky Mountain states."

Clark McLeod, Chairman and CEO added, "Previously, we had estimated the ten-year market potential in our target geography to be $40 billion by 2009. By adding this data component to our existing product package, and overlaying that dimension with our geographic expansion, our ten-year market potential jumps by 60 percent to $65 billion."

McLeodUSA has consistently followed a three-part strategy: build customer share, build facilities and migrate the services on-switch and on-net. Gray: "The data plan we announce today continues our evolution of that strategy--allowing an additional option for adding enhanced data products to our one-call, one-bill service. Rolling out our data plan allows us to provide a variety of advanced data products using DSL (Digital Subscriber Line) technologies to leverage:

        .  our substantial customer base,

        .  our nearly 7,800 route miles of fiber, and

        . our co-locations in Bell company central offices to upgrade existing copper facilities."

McLeodUSA reported annual revenues of $604 million in 1998. Of that total, $44 million originated from private line and data products. Current plans are to nearly double that number in 1999 and again in 2000.
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In addition, McLeodUSA plans to double the number of co-locations in Bell company central offices each year for the next two years.

In addition to advanced data products such as ATM, Frame Relay and high-speed Internet access, McLeodUSA offers Web site development and hosting. The directory publishing business of McLeodUSA also has over 100,000 e-commerce customers via mcleodusa.com.

McLeod: "As we pursue our mission to be the leading provider in our markets, we continue to build on the foundation of our strong brand. Today we add a substantially enhanced product package for our customers. Our network infrastructure provides the opportunity to offer low-cost, high-capacity data and voice communications. We believe our rapid expansion and increasingly pervasive coverage in what is now a 16-state footprint should help us to grow both the top and bottom lines for our shareholders."

McLeodUSA, founded in June 1991, is a publicly traded company headquartered in Cedar Rapids, Iowa, providing integrated telecommunications services to business and residential customers. The McLeodUSA target marketplace now includes 16 states: Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Montana, Nebraska, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. Products offered include local and long distance services, Internet access, voice mail, paging, teleconferencing and calling card services. McLeodUSA is one of the largest independent publishers of yellow and white page telephone directories in the country. In the next 12 months, the publishing subsidiaries of McLeodUSA plan to distribute nearly 21 million copies of competitive directories in 21 states, expected to reach 33 million people.

Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect the predictions of McLeodUSA. Actual events or results may differ substantially. Important factors that could cause actual results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which McLeodUSA operates and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is filed with the Securities and Exchange Commission.

          CONTACT:  McLeodUSA, Cedar Rapids
                    Press & Investor Contact:  Bryce Nemitz
                    Phone:  (319) 790-7800
                    FAX:  (319) 298-7767
                    http://www.mcleodusa.com